UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2012

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2012, Tessera Technologies, Inc. (the “Company”) announced that the Company’s Board of Directors has appointed C. Richard Neely, Jr. to serve as Executive Vice President and Chief Financial Officer of the Company, effective August 15, 2012. Michael Anthofer resigned as the Company’s Executive Vice President and Chief Financial Officer effective August 14, 2012.

Mr. Neely, 58, most recently served as Chief Financial Officer for Livescribe, Inc., a privately held consumer electronics company, from February 2011 to August 2012. From September 2005 to January 2011, Mr. Neely served as Chief Financial Officer of Monolithic Power Systems, Inc., a publicly traded fabless semiconductor company specializing in analog power management products. Prior to that time, from November 2002 to September 2005, he served as Chief Financial Officer of NuCORE Technology, Inc., a privately held developer of digital and analog imaging devices for digital still and video cameras. Mr. Neely also served as a member of the board of directors of Aviza Technology, Inc., a publicly traded semiconductor company, from January 2007 to April 2009, and served as a member of its audit committee. Mr. Neely received a B.A. from Whitman College and an M.B.A. from the University of Chicago Booth School of Business.

Mr. Neely and Tessera Global Services, Inc., a wholly owned subsidiary of the Company, have entered into an employment letter agreement (the “Neely Employment Letter Agreement”). Pursuant to the Neely Employment Letter Agreement, Mr. Neely will be paid $310,000 per year for his service as Executive Vice President and Chief Financial Officer. Mr. Neely will be eligible to receive an annual bonus at a target level equal to 60% of his base salary, with a minimum bonus in the amount of $69,750 for the year ending December 31, 2012. Mr. Neely will receive an option to purchase 150,000 shares of common stock, subject to the terms and conditions under the Company’s Fifth Amended and Restated 2003 Equity Incentive Plan, vesting as to 25% of the total number of shares subject to the option on the first anniversary of the grant date with the remainder vesting in substantially equal monthly installments over the three year period thereafter, with an exercise price equal to the closing trading price of the Company’s common stock on The NASDAQ Global Select Market on the date of grant. Mr. Neely will also receive an award of 25,000 restricted stock units vesting 25% on each yearly anniversary of the grant date and subject to the terms and conditions under the Company’s Fifth Amended and Restated 2003 Equity Incentive Plan. Mr. Neely and the Company have also entered into the Company’s standard form (i) severance agreement and (ii) change in control severance agreement. See the Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 17, 2012 related to the Company’s 2012 Annual Meeting of Stockholders for a description of the Company’s Fifth Amended and Restated 2003 Equity Incentive Plan and the Company’s standard forms of severance agreement and change in control severance agreement.

In connection with Mr. Anthofer’s resignation, Mr. Anthofer and the Company entered into a Separation Agreement on August 14, 2012 (the “Anthofer Separation Agreement”). Mr. Anthofer will receive cash severance equal to $374,500, payable on the date on which his general release of claims in favor of the Company becomes effective. Mr. Anthofer is also entitled to up to 18 months of continued health coverage at the Company’s expense. Additionally, Mr. Anthofer will provide consulting services to the Company from August 14, 2012 through August 31, 2013 (the “Consulting Period”), unless the Consulting Period is terminated by Mr. Anthofer at an earlier date. During the Consulting Period, Mr. Anthofer will be entitled to cash payments of $1,000 a month and a lump sum cash payment of $177,775 payable on or before February 15, 2013. Mr. Anthofer’s equity awards will remain outstanding and continue to vest during the Consulting Period, except for performance-based equity awards, which ceased vesting on August 14, 2012. If the Company terminates its consulting arrangement with Mr. Anthofer for any reason, if Mr. Anthofer terminates the consulting arrangement as a result of the Company’s material breach of its obligations thereunder, or in the event of Mr. Anthofer’s death or disability, (i) the balance of all cash payments that would be owed to Mr. Anthofer under the Anthofer Separation Agreement for the Consulting Period through March 15, 2013 will accelerate and become payable following the date on which his supplemental release of claims in favor of the Company becomes effective, (ii) the balance of cash payments that would be owed to Mr. Anthofer under the Anthofer Separation Agreement for the Consulting Period after March 15, 2013 will become payable on the date they would have otherwise been paid pursuant to the Anthofer Separation Agreement if Mr. Anthofer’s service as a consultant had continued for the entire Consulting Period and (iii) any equity awards (other than performance-based awards) shall be treated as if the applicable service requirements had been satisfied through August 31, 2013, with such date to serve as the applicable service termination date for the purpose of determining the post-service period of exercisability of stock options.

The foregoing provides only a brief description of the terms and conditions of the Neely Employment Letter Agreement and of the Anthofer Separation Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Neely Employment Letter Agreement and the Anthofer Separation Agreement that will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2012.

Item 7.01. Regulation FD Disclosure.

On August 15, 2012, the Company issued a press release announcing Mr. Neely’s appointment as Executive Vice President and Chief Financial Officer of the Company and Mr. Anthofer’s resignation. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2012

TESSERA TECHNOLOGIES, INC.

By:	/s/ Bernard J. Cassidy
Name:	Bernard J. Cassidy
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 15, 2012